EXHIBIT 11

                           McGLADREY & PULLEN, L.L.P.
                   Certified Public Accountants & Consultants


                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated April 25, 1997, on the financial statements referred to therein in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A, File No. 33-74470, of Institutional Daily Income Fund as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Counsel and Auditors."


                                                         McGladrey & Pullen, LLP



New York, New York
July 18, 1997